Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of February 5, 2009

By and Between

Sunwin International Neutraceuticals, Inc.

and

Wild Flavors, Inc.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of the 5th day of February, 2009, by and between Sunwin International Neutraceuticals, Inc., a Nevada corporation (the “Corporation”) and Wild Flavors, Inc., a Delaware corporation (“Wild”).

R E C I T A L S

A.           The Corporation desires to sell 20,000,000 newly issued shares of common stock, $0.001 par value per share (the “Purchased Shares”) to Wild, at a price of $0.15 per share, in exchange for cash consideration of Three Million Dollars ($3,000,000) (the “Consideration”).

B.           Additionally and also in exchange for the Consideration, the Corporation agreed to issue a warrant to Wild for the purchase of up to 26,666,666 newly issued shares of common stock, $0.001 par value per share, in the Corporation (the “Warrant Shares”), at an exercise price of $0.35 per share, in the form of Exhibit A attached hereto (the “Warrant”).

C.           Wild desires to purchase all of the Purchased Shares and to acquire the Warrant from the Corporation, and the Corporation desires to sell and issue all of the Purchased Shares and issue the Warrant to the Corporation, in consideration for the payment of the Consideration by Wild to the Corporation, upon the terms and subject to the conditions set forth in this Agreement.

D.           The Corporation owns all of the issued and outstanding shares of stock in Sunwin Stevia International Corp., a Florida corporation, free and clear of any and all liens or other encumbrances, whatsoever (the “Subsidiary”).

E.           Wild, the Corporation and the Subsidiary desire that the Corporation and the Subsidiary enter into a Distribution Agreement in the form of Exhibit B attached hereto (the “Distribution Agreement”) that provides the Subsidiary with certain rights regarding the sale, marketing and distribution of steviaside and the OnlySweet® product worldwide.

F.           In order to provide for the rights of the parties relating to their respective ownership interests in the Corporation and the governance of the Corporation, at the Closing, the parties, along with Mr. Laiwang Zhang (“Chairman Zhang”), shall execute and deliver to each other a Stockholders Agreement in the form of Exhibit C attached hereto (the “Stockholders Agreement”).

G.           Immediately following the Closing (as defined below), the Corporation shall take and cause to have taken the actions necessary to cause the Subsidiary (i) to convert from a Florida corporation to a Delaware limited liability company (the “Conversion”), and (ii) to adopt the Limited Liability Company Agreement in the form of Exhibit D attached hereto (the “Subsidiary Operating Agreement”), pursuant to which Wild will be appointed as the sole Manager of the Subsidiary and given other rights and authority regarding the management of the Subsidiary for as long as the Distribution Agreement is in effect.

H.           In exchange for certain services to be provided by Wild to the Corporation and the Subsidiary during the two year period following the Closing (as defined below), as more specifically set forth on Exhibit E attached hereto (the “Services”), immediately following the Conversion, the Subsidiary shall issue 4,500 membership units in the Subsidiary to Wild (the “Initial Sub Units”), such that Wild will own 45% of the outstanding membership interests of the Subsidiary. The parties hereby agree that the fair market value of the Services at the time the same shall be provided by Wild will be valued in the aggregate amount of One Million Dollars ($1,000,000).

I.           The Corporation and Wild desire that Wild shall have the option (the “Exchange Option”), expiring December 31, 2010, to exchange the Initial Sub Units for 6,666,666 newly issued shares of common stock, $0.001 par value per share, in the Corporation (the “Exchange Shares”).

J.           The Corporation and Wild further desire that Wild shall have a conditional option to acquire from the Subsidiary a certain number of membership units in the Subsidiary (the “Bonus Option”).  The number of membership units of the Subsidiary that Wild may earn (the “Bonus Option Units”) would be the greater of (a) the number of membership units necessary such that Wild would own 51% of the issued and outstanding membership units of the Subsidiary after exercise of the Bonus Option and (b) the number of membership units equal to 6% of the then issued and outstanding membership units of the Subsidiary. In order to exercise the Bonus Option, (i) Wild must not have exercised the Exchange Option and (ii) the Subsidiary must have achieved cumulative pre-tax profits of $3,000,000 on or before December 31, 2011 computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) except that the cost of insurance required to be purchased by the Subsidiary pursuant to the terms of the Distribution Agreement shall not be included as an expense or cost when calculating such pre-tax profit calculation  Upon exercise of the Bonus Option, Wild would pay to the Subsidiary an aggregate exercise price of $1,000.00.

A G R E E M E N T

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Authorization, Sale and Issuance of the Purchased Shares and the Warrant Shares and Issuance of the Warrant.

1.1           Closing. The closing (the “Closing”) of all of the transactions contemplated hereunder (the “Contemplated Transactions”), shall take place at the offices of Frost Brown Todd LLC, 2200 PNC Center, 201 E. Fifth Street, Cincinnati, Ohio 45202, on February 5, 2009, or on such other day as may be mutually agreed upon by the parties (the “Closing Date”).

1.2           Authorization by the Corporation. At or prior to the Closing, the Corporation shall have authorized (a) the sale and issuance to Wild of all of the Purchased Shares, (b) the issuance to Wild of the Warrant, and (c) the reservation for future issuance to Wild of all of the Warrant Shares and the Exchange Shares. On or prior to the Closing, the

Corporation shall have duly reserved sufficient shares of Common Stock to be issued upon the exercise of the Warrant and the Exchange Option.

1.3           Purchase and Sale of the Purchased Shares and Issuance of the Warrant; Issuance of Exchange Option and Bonus Option; Payment of the Consideration.

(a)           At the Closing, Wild shall purchase from the Corporation and the Corporation shall issue and sell to Wild, all of the Purchased Shares, free and clear of any and all liens or other encumbrances, whatsoever, and the Corporation shall issue to Wild the Warrant, all in exchange for the delivery by Wild of the Consideration, in the manner set forth hereunder. At the Closing, Wild shall deliver to the Corporation the Consideration, by way of wire transfer of immediately available funds, to an account to be designated by the Corporation in writing at least two business days prior to the Closing. In addition, the Corporation shall grant to Wild the Exchange Option effective upon the issuance of the Initial Sub Units.

(b)           Concurrently with the completion of the Conversion, the Corporation shall cause the Subsidiary to issue to Wild the Initial Sub Units in exchange for Wild’s agreement to perform the Services set forth on Exhibit E or as may otherwise be agreed upon by the parties in writing during the two-year period following the Closing.

1.4           Other Agreements. As further consideration for each party’s obligations under this Agreement and as specifically bargained for inducements to enter into this Agreement, at the Closing, the parties shall deliver to each other each of the following agreements:

(a)           Stockholders Agreement.  A duly executed copy of the Stockholders Agreement, which the Corporation shall cause Chairman Zhang and certain other shareholders of the Corporation to execute and deliver a copy of the same at the Closing.

(b)           Subsidiary Operating Agreement.  The Corporation shall deliver to Wild a copy of the Subsidiary Operating Agreement to be executed upon the Conversion.

(c)           Distribution Agreement.  The Corporation shall deliver to Wild a duly executed copy of the Distribution Agreement, in a form acceptable to the Corporation, Wild and the Subsidiary.

2.           Closing Deliveries.

2.1           Closing Deliverables of Wild. At the Closing, Wild shall deliver to the Corporation each of the following items:

(a)           the Consideration;

(b)           a duly executed copy of the Stockholders Agreement;

(c)           a duly executed certificate of an officer of Wild certifying, as complete and accurate as of the Closing, to the incumbency and signatures of the officers of Wild executing this Agreement and any other document relating to the transactions contemplated by this Agreement (the “Contemplated Transactions”);

(d)           a duly executed certificate of an officer of Wild certifying as to the satisfaction of the conditions set forth in Sections 5.2(a) and 5.2(b);

2.2           Closing Deliverables of the Corporation. At the Closing, the Corporation shall deliver to Wild each of the following items:

(a)           a certificate representing all of the Purchased Shares, duly issued in the name of Wild;

(b)           a duly executed copy of the Warrant;

(c)           a copy of the Stockholders Agreement, duly executed by the Corporation and Chairman Zhang;

(d)           a duly executed copy of the Subsidiary Operating Agreement;

(e)           a duly executed copy of the Distribution Agreement;

(f)           a duly executed certificate of an officer of the Corporation certifying, as complete and accurate as of the Closing, to the incumbency and signatures of the officers of the Corporation executing this Agreement and any other document relating to the Contemplated Transactions;

(g)           a duly executed certificate of an officer of the Corporation certifying as to the satisfaction of the conditions set forth in Sections 5.1(a) and 5.1(b);

(h)           any and all consents or approvals which may be necessary to allow the Corporation to consummate the Contemplated Transactions, all of which are listed on Schedule 2.2(g) (the “Consents”), in a form and substance reasonably satisfactory to Wild and its counsel; and

(i)           resolutions of the Corporation’s Board of Directors and stockholders (the “Resolutions”), authorizing the Corporation’s consummation of all of the Contemplated Transactions and the performance by the Corporation of all of its obligations hereunder, and certified by an officer of the Corporation.

3.           Representations and Warranties of the Corporation. In order to induce Wild to enter into this Agreement, the Corporation hereby represents and warrants to Wild as follows:

3.1           Organization; Capitalization; and Authority.

(a)           The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Corporation taken individually, or in the aggregate, as a whole. The Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida. The Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which failure to so qualify would not have a Material Adverse Effect. All the Corporation’s subsidiaries, including the Subsidiary, as of the Closing Date are set forth on Schedule 3.1(a).

(b)           As of January 9, 2009, the issued and outstanding shares of stock in the Corporation consist of 106,182,416 shares of common stock, par value $0.001 per share (the “Common Stock”), and no shares of preferred stock (together, “Shares”). The Shares represent all of the issued and outstanding shares of stock in the Corporation immediately prior to the Closing. Immediately following the Closing, 26,666,666 shares of Common Stock in the Corporation will be reserved for issuance to Wild, pursuant to the Warrant, and 6,666,666 shares of Common Stock in the Corporation will be reserved for issuance to Wild, pursuant to the Exchange Option. All of the Shares have been duly authorized and issued by and on behalf of the Corporation. Except as set forth on Schedule 3.1(b) or as provided in this Agreement, there are no options, warrants or other rights issued or outstanding giving any party the right to purchase any additional shares of stock in the Corporation or any membership units in the Subsidiary. The Corporation owns all of the issued and outstanding capital stock in the Subsidiary, free and clear of any and all liens of other encumbrances, whatsoever.

(c)           The Corporation has the full corporate power and authority to execute, deliver and perform this Agreement, the Distribution Agreement, and the Stockholders Agreement, to conduct its business, to own its properties and to consummate all of the Contemplated Transactions. This Agreement, the Distribution Agreement, and the Stockholders Agreement have been duly authorized by all necessary corporate action of the Corporation and constitute legal, valid and binding obligations of the Corporation, enforceable against it in accordance with their respective terms. The Subsidiary Operating Agreement will be duly adopted by the Corporation, as a member of the Subsidiary, promptly after the Conversion.

3.2           No Conflicts. Neither the execution and delivery of this Agreement, the Distribution Agreement or the Stockholders Agreement, nor the performance by the Corporation or the Subsidiary of any or all of the Contemplated Transactions will violate, conflict with, give rise to any termination right or result in (a) the creation or imposition of any lien, charge or encumbrance upon the Purchased Shares, the Warrant Shares or the Exchange Shares or any of the assets of the Corporation or any of its affiliates or subsidiaries, except as contemplated herein; or (b) the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Corporation, nor result in the acceleration of the due date of any obligation of the Corporation; or (c) the activation of any piggy-back registration rights of any person or entity holding securities or debt of the Corporation or having the right to receive securities of the Corporation under (x) any provision of the Articles of Incorporation or Bylaws of the Corporation, (y) any agreement or commitment to which the Corporation or one of its affiliates is a party, or (z) any law, rule, regulation or order of any court or China, the United States, any state or municipality, any subdivision of any of the foregoing or any subdivision, authority, department, commission, board, bureau, agency, court or instrumentality of any of the foregoing (each, a “Governmental Agency”) applicable to the Corporation or its affiliates.

3.3           Approvals of Governmental Agencies. No approval or authorization of, or filing or registration with, or notice to, any Governmental Agency is required to be obtained or made by the Corporation or the Subsidiary in connection with this Agreement or the Contemplated Transactions.

3.4           Other Consents. No consent of or notice to any Person is required to be obtained or made by the Corporation or the Subsidiary in connection with this Agreement or the Contemplated Transactions.

3.5           Securities Issuance and Compliance.

(a)           Securities Issuance.  Upon their issuance, the Purchased Shares, the Warrant and the Warrant Shares, the Exchange Option and the Exchange Shares and the Initial Sub Units (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act of 1933, as amended (the “1933 Act”) and any applicable state securities laws; (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Shares, and upon exercise of the Warrant and the exercise of the Exchange Option, the Purchased Shares, Warrant Shares and Exchange Shares, will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted; (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Corporation; (iv) will not subject the holders thereof to personal liability by reason of being such holders, provided Wild’s representations herein are true and accurate; and (v) provided Wild’s representations herein are true and accurate, will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(b)           Reporting Corporation.  Pursuant to the provisions of the Securities Exchange Act of 1934 Act (the “1934 Act”), the Corporation has filed all reports and other materials required to be filed thereunder with the United States Securities and Exchange Commission (the “Commission”) during the preceding 12 months.

(c)            No Market Manipulation. The Corporation and its affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Corporation’s common stock to facilitate the sale or resale of the Purchased Shares, the Warrant Shares or the Exchange Shares or affect the price at which the Purchased Shares, Warrant Shares and Exchange Shares may be issued or resold, provided, however, that this provision shall not prevent the Corporation from engaging in investor relations/public relations activities consistent with past practices.

(d)           Information Concerning Corporation. The Corporation has furnished Wild with or has confirmed that Wild has had access at the EDGAR Website of the Commission to the Corporation’s Form 10-K (and any amendments thereto) for the year ended

April 30, 2008 and all periodic and current reports filed with the Commission thereafter, but not later than five business days before the Closing Date (hereinafter referred to as the “Reports”). The Reports contain all material information relating to the Corporation and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the Reports (“Latest Financial Date”), and except as modified in the Schedules hereto, there has been no Material Adverse Effect relating to the Corporation’s business, financial condition or affairs not disclosed in the Reports. The Reports including the financial statements therein, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(e)           Stop Transfer. The Corporation will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Purchased Shares, the Warrant Shares or the Exchange Shares, except as may be required by any applicable federal or state securities laws (and, if so required, unless contemporaneous notice of such instruction is given to Wild).

(f)           Not an Integrated Offering.  Neither the Corporation, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Purchased Shares, Warrant Shares or Exchange Shares pursuant to this Agreement to be integrated with prior offerings by the Corporation for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board (“Bulletin Board”) or any Principal Market which would impair the exemptions relied upon in this Agreement or the Corporation’s ability to timely comply with its obligations hereunder. Nor will the Corporation or any of its affiliates take any action or steps that would cause the offer or issuance of the Purchased Shares or the Warrant Shares, the Exchange Shares to be integrated with other offerings which would impair the exemptions relied upon in this Agreement or the Corporation’s ability to timely comply with its obligations hereunder. The Corporation will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Purchased Shares, Warrant Shares or Exchange Shares, which would impair the exemptions relied upon in this Agreement or the Corporation’s ability to timely comply with its obligations hereunder.

(g)           No General Solicitation.  Neither the Corporation, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Purchased Shares, the Warrant Shares or the Exchange Shares.

(h)           Listing. The Corporation’s common stock is quoted on the Bulletin Board under the symbol: SUWN. The Corporation has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the common stock does not meet all requirements for the continuation of such quotation.

(i)           Investment Company.  Neither the Corporation nor any affiliate is an “investment company” within the meaning of the Investment Corporation Act of 1940, as amended.

3.6           Litigation. Except as set forth in Schedule 3.6, there is no pending or threatened action, suit, proceeding or investigation before any court, Governmental Agency or body, or arbitrator having jurisdiction over the Corporation, the Subsidiary or any of its affiliates that would affect the execution by the Corporation or the performance by the Corporation of its obligations under this Agreement. There is no pending, or, to the knowledge of the Corporation, basis for any, action, suit, proceeding or investigation before any court, Governmental Agency or body, or arbitrator having jurisdiction over the Corporation, the Subsidiary or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect.

3.7           Dilution.  The Corporation’s executive officers and directors understand the nature of the securities being sold hereby and recognize that the issuance of the Purchased Shares, the Warrant Shares and the Exchange Shares will have a potential dilutive effect on the equity holdings of other holders of the Corporation’s equity or rights to receive equity of the Corporation. The board of directors of the Corporation has concluded, in its good faith business judgment that the issuance of the Purchased Shares, the Warrant and the Warrant Shares, the Exchange Option and the Exchange Shares is in the best interests of the Corporation. The Corporation specifically acknowledges that its obligations to issue the Warrant Shares upon exercise of the Warrants and the Exchange Shares upon exercise of the Exchange Option are binding upon the Corporation and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Corporation or parties entitled to receive equity of the Corporation.

3.8           Insurance. The Corporation has provided to Wild an accurate and complete description of all policies of insurance, and copies of such policies if requested by Wild, covering the Corporation and/or the Subsidiary or all or any portion of their property and assets necessary for the Corporation to satisfy its obligations under the Distribution Agreement. All such policies are in full force and effect, all premiums covering all periods up to the date hereof have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies are in compliance with all agreements to which the Corporation or the Subsidiary is a party, are valid and enforceable, will remain in full force and effect through the term of the Distribution Agreement, and will not be affected by the Contemplated Transactions.

3.9           No Undisclosed Liabilities.  The Corporation has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports, other than those incurred in the ordinary course of the Corporation’s businesses since the Latest Financial Date and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 3.9.

3.10           No Disagreements With Accountants or Lawyers. There are no disagreements of any kind presently existing or reasonably anticipated between the Corporation and the Subsidiary, on the one hand, and any accountants, lawyers or other services providers employed or engaged by the Corporation or the Subsidiary at any point in the past, including, but not limited to the payment of any amounts claimed owed by the Corporation or the Subsidiary to any such service provider, nor have there been any such agreements during the past three years.

3.11           Taxes. The Corporation and the Subsidiary have each filed on a timely basis all Tax Returns required to be filed on or before the date hereof pursuant to all applicable laws or regulations of each Governmental Agency having jurisdiction over either of them. The Corporation and the Subsidiary have each paid, or established a reserve set forth in the Reports to the extent required by United States generally accepted accounting principles consistently applied for, all Taxes due, including, without limitation, pursuant to those Tax Returns, or pursuant to any assessment received by either of them. Neither the Corporation nor the Subsidiary has requested any extension of time for the payment of Taxes. To the best of the Corporation’s knowledge, there exists no proposed tax assessment or tax audit against or affecting the Corporation or the Subsidiary, except as disclosed in the Balance Sheet. All Taxes that the Corporation or the Subsidiary has been required by law to withhold or collect have been duly withheld or collected and paid or will be timely paid to the proper Governmental Agency. All Tax Returns filed by the Corporation and/or the Subsidiary are true, correct and complete in all material respects.  For purposes of this Agreement, “Taxes” shall mean all taxes, penalties, interest, or other assessments or charges including, without limitation, income, transfer, excise, franchise, sales, use, property, employment, withholding, social security, workers’ compensation, and value added taxes and customs duties, imposed by any Governmental Agency.  For purposes of this Agreement, “Tax Returns” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Agency in connection with any Taxes.

3.12           No Undisclosed Events or Circumstances. Except as set forth in Schedule 3.12, since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Corporation or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Corporation but which has not been so publicly announced or disclosed in  the Reports.

3.13           Affiliated Transactions. Except as set forth in Schedule 3.13 or in the Reports, none of the officers, directors, stockholders, or relatives of any of the foregoing, nor any person controlled by any of them, has any interest (other than as a non-controlling holder of securities of a publicly-traded company), either directly or indirectly, in any person (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that currently (i) provides any services or designs, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Corporation or the Subsidiary is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, the Corporation or the Subsidiary; or (iii) has any direct or indirect interest in any asset or property used by the Corporation or the Subsidiary or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Corporation or the Subsidiary.

3.14           Brokerage Fees, Etc.  No person has any claim for any brokerage fees, commissions or similar payments with respect to the Contemplated Transactions, based upon any agreement or understanding made by the Corporation.

3.15           Compliance with Laws.

(a)           Except as set forth on Schedule 3.15, the operations of the Corporation and the Subsidiary have been conducted in all material respects in accordance with, and the Corporation and the Subsidiary are each in compliance in all material respects with, all applicable laws and regulations, whether legislated or enacted in the United States, China or elsewhere in the world, including, without limitation those which relate to:

(i)           giving or agreeing to give any gift or similar benefit of more than nominal value on behalf of the Corporation or the Subsidiary to any customer, supplier, employee or official of any Governmental Agency (domestic or foreign), to induce the recipient or his employer to do business, grant favorable treatment or compromise or forego any claim;

(ii)           making any payment which might be improper under prevailing laws (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers;

(iii)           engaging in any activity which would constitute a violation of the federal or applicable state antitrust laws;

(iv)           dealings with the United States or Chinese government or any agency or department thereof, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO and truth in negotiations; or

(v)           pollution or protection of the environment, including emissions, discharges or releases of contaminants, or hazardous or toxic materials or wastes into air, water or land, or otherwise relating to the distribution, use, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic material or waste.

Neither the Corporation nor the Subsidiary has received any notification of any asserted present or past failure to comply with any such laws or regulations. No gift or benefit is required in connection with the operations of the Corporation or the Subsidiary or their respective businesses, to avoid any fine, penalty, cost, expense or Material Adverse Effect. The Corporation and the Subsidiary have all licenses, permits and approvals from Governmental Agencies required under all applicable laws and regulations for the conduct of their respective businesses and neither is in violation of any of them, other than violations, individually or in the aggregate, which will not have a Material Adverse Effect. Each license, permit and approval is in full force and effect, and, to the best of the Corporation’s knowledge, no suspension or cancellation has been threatened.

(b)           To the Corporation’s knowledge, none of the directors, officers, managers or key employees of the Corporation or the Subsidiary have been (i) arrested for or convicted of any material crime, including any felony or crime of moral turpitude (whether material or not), (ii) indicted or (iii) adjudged bankrupt, and none of them has served as an officer or director of a bankrupt entity and none has been restricted in any way from bidding on contracts with the government of the United States or China.

(c)           The Corporation and the Subsidiary are in full compliance with the Immigration Reform and Control Act of 1986, as amended, and all employees or independent contractors who are not United States citizens and who work in the United States are (i) named in Schedule 3.15, (ii) currently authorized under United States immigration laws to hold United States employment as described in Schedule 3.15, (iii) will continue to have such employment authorization throughout the term of this Agreement and (iv) otherwise in compliance with United States immigration laws.

3.16           Absence of Certain Corporation Control Person Actions or Events. The term “Corporation Control Person” means each director, executive officer, promoter, and such other persons as may be deemed in control of the Corporation pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act. To the Corporation’s knowledge, none of the following has occurred during the past five years with respect to a Corporation Control Person:

(a)           a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Corporation Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)           such Corporation Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)           such Corporation Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)           acting, as an investment advisor, underwriter, broker or dealer in  securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           engaging in any type of business practice; or

(iii)           engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)           such Corporation Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Corporation Control Person to engage in any activity described in Section 3.16(c), or to be associated with persons engaged in any such activity; or

(e)           such Corporation Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or Commission has not been subsequently reversed, suspended, or vacated.

3.17           Disclosure. Each of the Corporation and the Subsidiary have, to the knowledge of the Corporation, fully responded to all requests by Wild for information. No information in this Agreement or in any Schedule or Exhibit attached to this Agreement contains or will contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading. The disclosures made in writing by the Corporation in connection with this Agreement when read in the light of the circumstances when made and taken as a whole, did not when made contain any untrue statement of a material fact nor omit to state a material fact necessary to make the statements made therein not misleading.

4.           Representations of Wild. In order to induce the Corporation to enter into this Agreement, Wild represents as to itself to the Corporation as follows:

4.1           Organization of Wild; Authorization. Wild is validly existing under the laws of Delaware, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the Stockholders Agreement have been duly authorized by all necessary action of Wild and this Agreement and the Stockholders Agreement constitute the legal, valid and binding obligations of Wild, enforceable against it in accordance with their terms.

4.2           No Conflict as to Wild. Neither the execution and delivery of this Agreement or the Stockholders Agreement by Wild nor the performance of its obligations hereunder and thereunder will violate (a) any provision of its Certificate of Incorporation or Bylaws, (b) any material agreement or commitment to which Wild is a party, or (c) to Wild’s knowledge, any law or order of any court or other Governmental Agency applicable to Wild.

4.3           Acquisition for Investment. Wild is acquiring the Purchased Shares, the Warrant, the Initial Sub Units and the Exchange Option for its own account for investment and without any intent to dispose of them in violation of applicable securities laws. Wild is a sophisticated investor and has had an opportunity to investigate the business and affairs of the Corporation and the Subsidiary. Wild is an “accredited investor” as defined in Regulation D under the Securities Act.

4.4           Investment Representations. Wild understands that neither the Purchased Shares, the Warrant, the Initial Sub Units nor the Exchange Option (collectively referred to hereinafter as the “Securities”) have been registered under the Securities Act. Wild also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Wild’s representations contained in this Agreement. Wild hereby further represents and warrants as follows:

(a)           Wild Bears Economic Risk. Wild is capable of evaluating the merits and risks of its investment in the Corporation and the Subsidiary and has the capacity to protect its own interest. Wild must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Wild understands that the Corporation has no present intention of registering the Securities. Wild also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Wild to transfer all or any portion of the Purchased Shares, the Warrant Shares or the Exchange Shares under the circumstances, in the amounts or at the times Wild might propose.

(b)           Wild Can Protect Its Interest. Wild represents that by reason of its, or of its management’s business or financial experience, Wild has the ability to protect its own interests in connection with the transactions contemplated in this Agreement and the agreement attached hereto as Exhibits. Further, Wild is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(c)           Corporation Information. Wild has received and read the financial statements and other publicly available information of the Corporation and has had an opportunity to discuss the Corporation’s business, management and financial affairs with directors, officers and management of the Corporation. Wild has also had the opportunity to ask questions or and receive answers from, the Corporation and its management regarding the terms and conditions of this investment.

(d)           Rule 144. Wild acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Wild has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Corporation, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

5.           Conditions to Closing.

5.1           Conditions to Wild’s Obligation to Close the Contemplated Transactions. As a condition to Wild’s obligations to close the Contemplated Transactions, the Corporation shall have satisfied each of the following items as of the Closing and in the event that the Corporation has not timely satisfied each such condition to Closing, the Corporation shall be deemed to be in breach of this Agreement.

(a)           Representations and Warranties True and Correct. The representations and warranties of the Corporation contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all respects as of the Closing.

(b)           Performance of All Covenants By the Corporation. Each of the covenants, agreements and obligations to be performed by the Corporation at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed.

(c)           Authority. All actions required to be taken by the Corporation to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including the approval of all of the Resolutions, shall have been duly and validly taken.

(d)           Consents. All of the Consents shall have been obtained, in form and substance reasonably acceptable to Wild.

(e)           Absence of Litigation. No action, suit or proceeding relating to the consummation of the transactions contemplated under this Agreement shall be pending or threatened. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or governmental agency or commission which prevents or hinders the consummation of the transactions contemplated hereby and no such injunction or order shall remain in effect, and no action shall have been taken nor shall any statute, rule or regulation have been enacted by any governmental, regulatory or administrative body or authority of China, the United States or any state thereof that makes consummation of the transactions contemplated hereby illegal.

(f)           No Material Adverse Change. Since the Latest Financial Date, there shall not have been any Material Adverse Effect in the condition (financial or otherwise), assets, properties, businesses, prospects or operations of the Corporation or the Subsidiary nor shall any event or circumstance have occurred which is likely to result in any such change.

(g)           Closing Deliveries. The Corporation shall have tendered delivery of all of the items set forth under Section 2.2.

5.2           Conditions to the Corporation’s Obligation to Close the Transactions Contemplated Hereunder. As a condition to the Corporation’s obligation to close the Contemplated Transactions, Wild shall have satisfied each of the following items as of the Closing and in the event that Wild has not timely satisfied each such condition to Closing, Wild shall be deemed to be in breach of this Agreement.

(a)           Representations and Warranties True and Correct. The representations and warranties of Wild contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all respects as of the Closing.

(b)           Performance of All Covenants By Wild. Each of the covenants, agreements and obligations to be performed by Wild at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed.

(c)           Authority. All actions required to be taken by Wild to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

6.           Covenants.

6.1           Conduct of the Business.  The Corporation agrees that, from the date hereof through the Closing, except to the extent otherwise permitted by this Agreement or consented to in writing by Wild, the Corporation shall and shall cause the Subsidiary to:

(a)           operate their respective businesses only in the ordinary course consistent with the past practices and operations of each company’s business, during the year period prior to the Closing Date;

(b)           use their commercially reasonable efforts to preserve the Corporation’s and the Subsidiary’s business organizations intact, to retain the services of their respective employees and to preserve their respective goodwill and relationships with customers, suppliers, creditors and others having business relationships with either or both of them;

(c)           take such action as may be reasonably necessary to preserve their respective properties and assets and to maintain their respective permits and licenses;

(d)           maintain in full force and effect the insurance policies presently maintained by either of them;

(e)           comply with all applicable laws except for any law the violation of which will not have a material adverse effect on the Corporation’s or the Subsidiary’s condition (financial or otherwise), assets, properties, business, prospects or operations;

(f)           promptly advise Wild in writing of any Material Adverse Effect in the condition (financial or otherwise), assets, properties, businesses, prospects or operations of the Corporation or the Subsidiary and of any event or circumstance which will, or with reasonable certainty may, result in any such change or which will, or with reasonable certainty may, constitute a violation or breach of any representation, warranty or covenant contained in this Agreement;

(g)           review with Wild all decisions regarding material vendor contracts, material equipment purchases and sales and other material operational decisions regarding the Subsidiary;

(h)           not sell, transfer or otherwise dispose of or encumber any of the Corporation’s assets or properties used in the extraction, manufacture and sale of its steviaside products except in the ordinary course of business; and

(i)           not make any agreement or commitment to take any action referred to in Subsections 6.1(a) through 6.1(i) above.

6.2           Further Assurances. After the Closing, the Corporation and the Subsidiary will, at Wild’s reasonable request from time to time and without further consideration, execute and deliver or cause to be executed and delivered to Wild such other instruments, documents of sale, transfer, conveyance, assignment and confirmation and take such other actions as Wild may reasonably request to carry out and effectuate the provisions hereof and the Contemplated Transactions.

6.3           Preemptive Rights; Right of First Refusal..

(a)           During the period from the Closing Date through and including the date occurring 24 months after the Closing Date, Wild shall be given not less than 15 business days’ prior written notice of any proposed sale by the Corporation to any party of its common stock or other securities or debt obligations of the Corporation, except in connection with (1) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (2) the Corporation’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Corporation’s issuance of common stock or the issuances or grants of options to purchase common stock pursuant to stock option plans and employee stock purchase plans, if any, at prices equal to or higher than the closing price of the common stock on the issue date of any of the foregoing, and (iv) as a result of the exercise of Warrants or conversion of which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date all on the original terms thereof, the issuance of which has been disclosed in a Report filed not less than five days prior to the Closing Date (collectively the foregoing are “Excepted Issuances”). Wild, upon exercise its rights pursuant to this Section 6.3 shall have the right during the seven business days following receipt of the notice to purchase such offered common stock or preferred stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale into and up to the amount which would permit Wild to own the same percentage of issued and outstanding common stock of the Corporation as Wild owns on the Closing Date (after the acquisition of the Securities). In the event such terms and conditions are modified during the notice period, Wild shall be given prompt notice of such modification and shall have the right during the seven business days following the notice of modification to exercise such right.

(b)           In addition, the only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Corporation has been submitted to Wild or filed with the Reports.

6.4           Public Company; Securities.

(a)           Stop Orders. The Corporation will advise Wild, within two hours after the Corporation receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Corporation, or of the suspension of the qualification of the common stock of the Corporation for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Listing.  The Corporation shall promptly secure the listing of the Purchased Shares, Warrant Shares and the Exchange Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall use commercially reasonable efforts to maintain such listing so long as Wild owns any of the Securities. The Corporation will maintain the listing of its common stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the common stock (the “Principal Market”)), and will comply in all respects with the Corporation’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Corporation will provide Wild with copies of all notices it receives notifying the Corporation of the threatened and actual delisting of the common stock from any Principal Market. As of the date of this Agreement, the Bulletin Board is the Principal Market.

(c)           Market Regulations. The Corporation shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Shares, Warrant, Warrant Shares, Exchange Option and Exchange Shares to Wild and promptly provide copies thereof to Wild.

(d)           Filing Requirements.  From the date of this Agreement and until the earliest of

(i)           the date which is two years after the date (the “Last Exercise Date”) on which the Warrants have been exercised in full other than by way of a cashless exercise (which Last Exercise Date shall be deemed to occur no later than the date occurring on the fifth anniversary of the issuance date of the Warrant (the “Warrant Expiration Date”)),

(ii)           the date on which all of the Purchased Shares, the Warrant Shares and the Exchange Shares have been resold or transferred by Wild pursuant to the Registration Statement, or

(iii)           the date on which all of the Purchased Shares and the Warrant Shares, which were issued other than by way of cashless exercise of the Warrant, and the Exchange Shares may be resold or transferred pursuant to Rule 144, without regard to volume limitations;

provided, however, that if the Warrant is outstanding and may still be exercised, such date shall not be determined until the earlier of the date such Warrant has been exercised in full or the Warrant Expiration Date, the Corporation will (A) cause its common stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Corporation is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.

The Corporation will use its commercially reasonable efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until seven years after the Closing Date. Until the earlier of the resale of the Purchased Shares, the Warrant Shares and the Exchange Shares by Wild or two years after the Warrant has been exercised, the Corporation will use its commercially reasonable efforts to continue the listing or quotation of the common stock on a Principal Market and will comply in all respects with the Corporation’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Corporation agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Wild promptly after such filing.

(e)           Non-Public Information. The Corporation covenants and agrees that neither it nor any other person acting on its behalf will provide to Wild or its agents or counsel with any information that the Corporation believes constitutes material non-public information, unless prior thereto in each instance Wild shall have agreed in writing to receive such information. The Corporation understands and confirms that Wild shall be relying on the foregoing representations in effecting transactions in securities of the Corporation. The Corporation will offer to Frost Brown Todd LLC, Attn: Steven G. Ellcessor, Esq., as counsel to Wild, an opportunity to review and comment on the Registration Statement and all amendments and supplements thereto between three and five business days prior to the proposed filing date thereof, and not file any document in a form to which such counsel reasonably objects.

6.5           Use of Proceeds.  The Consideration received by the Corporation pursuant to this Agreement will be employed by the Corporation for the purposes of repayment of a loan from China Direct, Inc. in the principal amount of $100,000 and accrued interest in the amount of $4,200 (the “China Direct Loan”) and those further purposes set forth on Schedule 6.5 hereto. Except for repayment of the China Direct Loan and as set forth on Schedule 6.5, the Consideration may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding or equity instruments of the Corporation, litigation related expenses or settlements, brokerage fees, nor non-trade obligations outstanding on the Closing Date.  The Corporation shall cause the China Direct Loan to be repaid within 10 days after Closing.

6.6           Taxes.  From the date of this Agreement and until the sooner of (a) the date which is two years after the Closing Date, or (b) the date as of which all of the Purchased Shares, Warrant Shares and Exchange Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Corporation will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Corporation; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Corporation shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Corporation will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

6.7           Books and Records.  From the date of this Agreement and until the sooner of (a) the date which is two years after the Closing Date, or (b) the date as of which all of the Purchased Shares, Warrant Shares and Exchange Shares have been resold or transferred by Wild pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Corporation will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

6.8           Governmental Authorities.  From the date of this Agreement and until the sooner of (a) the date which is two years after the Closing Date, or (b) the date as of which all of the Purchased Shares, Warrant Shares and Exchange Shares have been resold or transferred by Wild pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Corporation shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

6.9           Intellectual Property.  From the date of this Agreement and until the sooner of (a) the date which is two years after the Closing Date, or (b) the date as of which all of the Purchased Shares, Warrant Shares and Exchange Shares have been resold or transferred by Wild pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Corporation shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value and such sale is approved by the Board that includes the Wild Directors.

6.10           Properties. From the date of this Agreement and until the sooner of (a) the date which is two years after the Closing Date, or (b) the date as of which all of the Purchased Shares, Warrant Shares and Exchange Shares have been resold or transferred by Wild pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Corporation will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Corporation will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

6.11           Additional Negative Covenants.  From the date of this Agreement and until the sooner of (a) the date which is two years after the Closing Date, or (b) the date as of which all of the Purchased Shares, Warrant Shares and Exchange Shares have been resold or transferred by Wild pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, without the written consent of Wild, the Corporation will not and will not permit any of its subsidiaries to directly or indirectly:

(a)           amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of Wild or the obligations of the Subsidiary under the Distribution Agreement;

(b)           transfer, sell, dispose or remove any of its assets reasonably necessary for the Corporation to satisfy its obligations under the Distribution Agreement to any person who is not under the direct control of the Corporation;

(c)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its common stock, preferred stock, or other equity securities other than to the extent permitted or required under the this Agreement; or

(d)           prepay any financing related or other outstanding debt obligations.

6.12           Conversion; Issuance of Initial Sub Units; Exchange Option; Bonus Option.

(a)           The Corporation shall complete the Conversion of the Subsidiary from a Florida corporation into a Delaware limited liability company within 30 days after the Closing, including the execution of the Subsidiary Operating Agreement and the appointment of Wild as manager of the Subsidiary.  Concurrently with the execution of the Subsidiary Operating Agreement by Wild and the Corporation, the Subsidiary shall issue the Initial Sub Units to Wild.  The Corporation hereby covenants that the Initial Sub Units shall constitute 45% of the issued and outstanding membership interests of the Subsidiary following the Conversion.

(b)           Concurrently with the issuance of the Initial Sub Units, the Corporation shall grant to Wild the Exchange Option.  The Exchange Option may be exercised by Wild at any time from the date of issuance of the Initial Sub Units until December 31, 2010.  In the event that Wild desires to exercise the Exchange Option, Wild shall deliver written notice to the Corporation that it desires to exchange the Initial Sub Units for the Exchange Shares. Within 10 days of receipt of such notice, the Corporation shall issue to Wild the Exchange Shares, Wild shall assign the Initial Sub Units to the Corporation and, if necessary, Wild and the Corporation shall execute a revised Subsidiary Operating Agreement.

(c)           In addition, concurrently with the consummation of the Conversion, the Subsidiary shall grant the Bonus Option to Wild.  The Bonus Option shall provide to Wild the right to acquire the Bonus Option Units from the Subsidiary.  The number of membership units of the Subsidiary (i.e., the Bonus Option Units) that would be issued by the Subsidiary to Wild upon exercise of the Bonus Option would be the greater of (1) the number of membership units necessary such that Wild would own 51% of the issued and outstanding membership units of the Subsidiary after exercise of the Bonus Option and (2) the number of membership units equal to 6% of the then issued and outstanding membership units of the Subsidiary.  In order to exercise the Bonus Option, the following conditions must be met:

(i)           Wild must not have exercised the Exchange Option;

(ii)           the Subsidiary must have achieved cumulative pre-tax profits of $3,000,000 on or before December 31, 2011 computed in accordance with GAAP, except that, notwithstanding GAAP, the cost of insurance required to be purchased by the Subsidiary pursuant to the terms of the Distribution Agreement shall not be included as an expense or cost when calculating such pre-tax profit calculation; and

(iii)           Wild must pay to the Subsidiary the aggregate exercise price of $1,000.00.

The Bonus Option expires upon the earlier of the date when one of the above conditions can no longer be satisfied and July 1, 2012.

In the event that Wild desires to exercise the Bonus Option, Wild shall deliver written notice to the Corporation and the Subsidiary that it desires to obtain the Bonus Option Units from the Subsidiary. Within 10 days of receipt of such notice, the Subsidiary shall issue to Wild the Bonus Option Units and, if necessary, Wild and the Corporation shall execute a revised Subsidiary Operating Agreement.

6.13           Additional Capital Contributions to Subsidiary.  If, after the Conversion, the Corporation and Wild jointly determine (the “ACC Determination Date”) that Subsidiary requires additional capital (“Additional Capital Contribution”), then the Subsidiary shall request in writing that the Additional Capital Contribution be made (the “ACC Request”) and Wild shall have the initial option to make and provide such Additional Capital Contribution to the Subsidiary.  If Wild does not, or will not, make all of the determined Additional Capital Contribution within 10 days of the ACC Determination Date, then the Corporation shall have the option and the opportunity to make and provide a capital contribution to the Subsidiary in the maximum amount such that Wild’s capital contribution and the Corporation’s capital contribution in the aggregate are equal to the Additional Capital Contribution set forth in the ACC Request.  If, and only if, the Corporation and Wild do not in the aggregate provide the entire amount of the determined and requested within 25 days of the ACC Determination Date, then the Corporation and Wild shall seek one or more third parties to make and provide capital contributions to the Subsidiary in the maximum amount such that Wild’s capital contribution, the Corporation’s capital contribution and all capital contributions made by parties other than Wild or the Corporation in the aggregate are equal to the Additional Capital Contribution set forth in the ACC Request.  The Corporation and Wild hereby agree that the value of each membership units of the Subsidiary to be received by the Corporation, Wild and other third parties making a capital contribution to the Subsidiary pursuant to an ACC Request shall be $222.22 per membership unit.  The Corporation and Wild further agree to amend the Subsidiary Operating Agreement, to the extent necessary as a result of satisfaction of the investment of the Additional Capital Contribution and in a form acceptable to Wild, within 10 days after the Subsidiary’s receipt of such Additional Capital Contribution.

6.14           .Resale of Purchased Shares.  Wild covenants and agrees that it will hold the Purchased Shares, and will not sell the Purchased Shares, until the second anniversary of the

Closing Date.  Other than as provided by securities laws, Wild shall have no restriction on its resale of Warrant Shares.

6.15           D&O Insurance.  Within 90 days after the Closing Date, the Corporation, at its own expense, agrees to purchase a D&O insurance policy (the “D&O Policy”) that provides protection to the officers, directors and manager of the Corporation and the Subsidiary.  The D&O Policy shall have the limits and amounts reasonably acceptable to Wild and the Corporation.

6.16           Corporation Board Meetings.  The Corporation agrees to hold at least two meetings of the Board each fiscal year of the Corporation.  For as long as the Wild Directors are members of the Board, at least half of the Board’s meetings shall be held within the United States of America, as a location determined by the Board, and the remaining meetings may be held anywhere else in the world desired and determined by the Board, including but not limited to the United States or China.

6.17           Cap on Shandong Consulting Fees.  Wild understands that the Corporation pays certain fees to Shandong Shengwang Pharmaceutical Co., Ltd (“Shandong”), for Shandong to provide consulting services to certain subsidiaries of the Corporation, including maintaining infrastructure and covering utility expenses, etc. The Corporation covenants that Shandong has agreed to waive, and has waived, such fees for calendar year 2009. The Corporation further covenants that Shandong has agreed that starting January 2010, the maximum consulting fee that will be charged by Shandong will be approximately $14,626 (RMB100,000) monthly, or in other words, $175,508 (RMB1,200,000) in the aggregate annually.

6.18           Wild Liaison in China.  Wild covenants and agrees that it shall appoint a senior level manager from its Beijing facility to serve as a liaison between Wild and the Corporation.

7.           Registration Rights

7.1           Piggyback Registration.

(a)           If at any time during the two year period after the Closing Date (but on no more than one occasion), the Corporation proposes to register (for its own account, on behalf of its existing stockholders, or a combination of the foregoing) any of its common stock under the 1933 Act in connection with a public offering of such common stock solely for cash (other than a registration relating primarily to the sale of securities to participants in a Corporation stock plan or employee benefit plan, a transaction covered by Rule 145 under the 1933 Act or the resale of securities issued in such a transaction, a registration in which the only stock being registered is Common Stock issuable upon conversion or exchange of debt securities which are also being registered, any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares) the Corporation shall, at such time, give Wild notice of such registration. Upon the written request of Wild, given within five (5) days after notice has been given by the Corporation, the Corporation shall, subject to Section 7.1(b), cause to be registered under the 1933 Act all of the Warrant Shares that Wild has requested to be registered.

(b)           In connection with any underwritten public offering, the Corporation shall not be required to include any of Wild Warrant  Shares in such underwriting unless Wild accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters for the offering (which underwriters shall be selected by the Corporation).  If the total amount of securities, including Warrant Shares, requested to be included in an underwritten public offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Warrant  Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. In such event, the Corporation may reduce the number of Warrant Shares to be included in the offering prior to reducing or excluding the shares proposed to be offered by the Corporation.

7.2           Demand Registration Rights.  If, at any time after two years after the Closing Date (but on no more than one occasion), Wild requests the Corporation to effect the registration of the Purchased Shares, the Warrant Shares and the Exchange Shares under the Securities Act, the Corporation (i) will as expeditiously as possible use its best efforts to effect registration under the Securities Act of the security which the Corporation has been requested to register; (ii) use its best efforts to have such Registration Statement declared effective; (iii) notify Wild promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or any supplement to any prospectus forming a part of such Registration Statement has been filed; (iv) notify Wild promptly of any request by the Securities and Exchange Commission (hereinafter referred to as the “Commission”) for the amending or supplementing of such Registration Statement or prospectus or for additional information; (v) prepare and file with the Commission, promptly upon Wild’s request any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for Wild, may be necessary or advisable in connection with the distribution of the securities by Wild; (vi) prepare and promptly file with the Commission and promptly notify Wild of the filing of any required amendment or supplement to such Registration Statement or prospectus; (vii) in case Wild or any underwriter for Wild is required to deliver a prospectus, at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Securities Act; (viii) not file any amendment or supplement to the Registration Statement or prospectus to which Wild shall reasonably object after having been furnished a copy at a reasonable time prior to the filing thereof; (ix) advise Wild promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any Registration Statement or of the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (x) furnish to Wild as soon as available a copy of any such Registration Statement and each preliminary or final prospectus, or supplement.

The Corporation will pay all costs and expenses incident to the performance of its obligations under this Section 7.2, including the fees and expenses of its counsel, the fees and expenses of its accountants and all other costs and expenses incident to the preparation and filing under the Securities Act of any such Registration Statement, each prospectus and all amendments.

7.3           Reports under 1933 Act and 1934 Act.  With a view to making available to Wild the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit Wild to sell securities of the Corporation to the public without Registration (“Rule 144”), the Corporation agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the Commission in a timely manner all reports and other documents required of the Corporation under the 1933 Act and the 1934 Act; and

(c)           furnish to Wild so long as the Wild owns the Purchase Shares, the Warrant Shares or the Exchange Shares (the “Registerable Securities”) or Securities convertible into Registerable Securities, promptly upon request, (1) a written statement by the Corporation that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (2) if not available on the Commission’s EDGAR system, a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation and (3) such other information as may be reasonably requested to permit Wild to sell such securities pursuant to Rule 144 without registration; and

(d)           at the request of Wild, the Corporation shall give its Transfer Agent instructions (supported by an opinion of counsel to the Corporation, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from Wild of (1) a certificate (a “Rule 144 Certificate”) certifying (A) that the Wild’s holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registerable Securities which Wild proposes to sell (the “Securities Being Sold”) is not less than required by Rule 144and (B) as to such other matters as may be appropriate in accordance with Rule  144 under the 1933 Act, and (2) an opinion of counsel acceptable to the Corporation (for which  purposes it is agreed that the opinion of Frost Brown Todd LLC shall be deemed acceptable if not given by Corporation counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records (except to the extent any such legend or restriction results from facts other than the identity of the Wild, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by Wild). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Corporation shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

7.4           Assignment of the Registration Rights.  The rights to have the Corporation register Registerable Securities pursuant to this Agreement and the rights of the Subscriber under this Section 7 shall be automatically assigned by Wild to any transferee of the Registerable Securities who is an affiliate of Wild (excluding any transfer of such Registerable Securities by a sale pursuant to an effective Registration Statement or pursuant to Rule 144) but, only if the Corporation is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned, and (c) written evidence of the transferee’s assumption of the Wild’s obligations under Section 7 of this Agreement.

8.           Representations to Continue in Effect After the Closing; Indemnification.

8.1           Continued Effect. All representations and warranties contained in this Agreement shall be true as of the date of each Closing and shall continue in effect notwithstanding any investigation conducted or knowledge acquired with respect thereto.

8.2           Indemnification by the Corporation. The Corporation shall indemnify and hold harmless and reimburse Wild for any loss, liability, claim, damage, cost, expense (including, but not limited to, costs of investigation and reasonable attorneys’ fees) or diminution of value of the Purchased Shares, any Warrant Shares issuable upon Wild’s exercise of its rights under the Warrant or any Exchange Shares issuable upon Wild’s exercise of the Exchange Option, but excluding any punitive damages (collectively, “Damages”), arising from (a) any breach of any of the representations or warranties of the Corporation in this Agreement, or (b) any failure by the Corporation to perform any of its obligations set forth under this Agreement or any document or agreement contemplated under this Agreement.

8.3           Indemnification by Wild. Wild shall indemnify and hold harmless and reimburse the Corporation for any Damages arising from (a) any breach of any of the representations or warranties of Wild in this Agreement, or (b) any failure by Wild to perform any of its obligations set forth under this Agreement.

9.           Notices. All notices, consents and other communications under this agreement shall be in writing and shall be deemed to have been duly given when (a) sent by Certified and Registered U.S. Mail, return receipt requested, (b) delivered by hand or (c) sent by telecopier (with receipt confirmed), provided that a copy is mailed by an express delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses, and telecopier numbers as a party may designate as to itself by notice to the other parties):

(a)           If to the Investors:

Wild Flavors, Inc.
1261 Pacific Avenue
Erlanger, Kentucky 41018
Telecopy No.: 859-342-3607
Attention: Kevin Gavin

with a copy to:

Frost Brown Todd LLC
201 East Fifth Street, Suite 2200
Cincinnati, Ohio 45202
Telecopy No.: 513-651-6981
Attention: Kevin L. Cooney, Esq.

(b)           If to the Corporation or the Subsidiary:

Sunwin International Neutraceuticals, Inc.
Attention:  Dongdong Lin, Chief Executive Officer
6 Shengwang Avenue
Qufu, Shandong, China 273100
Telecopy No. 86-537-441-3350

with a copy to:

James Schnieder, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Blvd, Suite 210
Boca Raton, FL  33431
Telecopy No. 561-362-9612

10.           Miscellaneous.

10.1           Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

10.2           Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

10.3           No Waiver. The failure of a party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

10.4           Exclusive Agreement; Amendment. This Agreement and the other agreements and documents delivered pursuant hereto supersedes all prior agreements among the parties with respect to its subject matter (including, but not limited to, the Summary of Terms  among Wild and the Corporation dated December 18, 2008, as amended), is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and can be changed or terminated only with the written consent of the Corporation and a majority in interest of the Investors.

10.5           Counterparts. This Agreement may be executed in two or more counterparts each of which shall be considered an original.

10.6           Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Kentucky without regard to principles of the conflicts of laws.

10.7           Attorney’s Fees. In any action or proceeding brought by a party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including, but not limited to, attorneys’ fees). The Corporation also shall reimburse, without limitation, each of the Investors for all reasonable legal expenses incurred by them in connection with any amendment or waiver of any provision of this Agreement.

10.8           Designation of Forum and Consent to Jurisdiction. The parties hereto (a) designate a United States District Court located in the Cincinnati, Ohio metropolitan area, or a state court located in Covington, Kentucky, as the forum where all matters pertaining to this Agreement may be adjudicated, and (b) by the foregoing designation, consent to the exclusive jurisdiction and venue of such court for the purpose of adjudicating all matters pertaining to this Agreement or the Stockholders Agreement, or any of the Contemplated Transactions.

10.9           Assignment. No party may assign its rights and obligations under this Agreement without obtaining the prior written consent of the other parties (which consent may be withheld by such parties in their sole and absolute discretion).

10.10                      Controlling Language.  If this Agreement is written in two or more languages, the English text thereof will be deemed to be the authoritative version and will be controlling for all purposes.

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date and year first above written.

Corporation:
SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

By:	/s/ Dongdong Lin
Dongdong Lin , Chief Executive

Wild:
WILD FLAVORS, INC.

By:	/s/ Kevin Gavin
Kevin Gavin, Chief Operating Officer

Securities Purchase Agreement – Signature Page